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                                                                  EXHIBIT 23.1





                             CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-05741, Form S-8 No. 33-82794 and Form S-8 No. 33-82790)
pertaining to certain stock option plans of the Company, of our report dated February 5, 1997, with respect to the financial statements and schedule of CIMA LABS INC., included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                               /s/ Ernst & Young LLP
                                               -------------------------
                                               Ernst & Young LLP

Minneapolis, Minnesota
March 26, 1997